UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 6, 2020 (May 4, 2020)

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Stock Market LLC

[ ]	Emerging growth Company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

On March 9, 2020, HomeStreet, Inc. ("HomeStreet" or the "Company") filed a Current Report on Form 8-K to report the appointment of John M. Michel as Executive Vice President and Chief Financial Officer for both HomeStreet and its wholly owned subsidiary. The Company is filing this Form 8-K/A as an amendment (“Amendment No. 1”) to the aforementioned Form 8-K to disclose details of Mr. Michel’s compensation that had not been determined at the time of the initial filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2020, the Company and Mr. Michel entered into an Executive Employment Agreement (the "Employment Agreement") providing for an employment commencement date of May 11, 2020. A copy of the Employment Agreement was filed with the Securities and Exchange Commission on May 8, 2020 as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and is incorporated by reference herein. The description below is qualified by reference to the Employment Agreement.

The Employment Agreement is for a term of three years, through May 10, 2023, unless sooner terminated, and thereafter automatically renews for successive one-year terms unless either party provides notice of an intent not to renew within 180 days prior to the end of the then current term. Under the Employment Agreement, Mr. Michel’s base salary will be no less than $435,000, and he will be eligible for an annual performance-based incentive bonus with a target award equal to 60% of his annual salary and a maximum award equal to 90% of his annual salary. Mr. Michel will receive a one-time signing bonus of $100,000 upon commencing employment with the Company, which is subject to repayment on a pro rata basis in the event that Mr. Michel voluntarily leaves the Company or is terminated for cause within one year of the effective date of the agreement. The Employment Agreement also provides for an equity incentive award to be made to Mr. Michel within 30 days of the effective date in the form of Restricted Stock Units in an amount equal to $525,000 (calculated based on the market value of the Company’s common stock on the date of grant) that will vest in three equal tranches on the date that is six months after the date of grant, one year after the date of grant and two years after the date of grant. In addition to this grant, Mr. Michel will be eligible for an annual equity incentive award for 2020 to be calculated based on 60% of his annual salary, with one-half of the award issued as restricted stock units vesting in three equal tranches on each of the first, second and third anniversaries of the date of grant and one-half to be issued as performance share units to vest after three years in accordance with the Company’s long term incentive plan. Subsequent to 2020, Mr. Michel may be awarded additional stock awards at the discretion of the Human Resources and Corporate Governance Committee of the Company’s Board and consistent with similarly situated executives and any stock plans or agreements in place at that time. Mr. Michel will also be eligible to participate in HomeStreet’s standard benefits programs.

The Employment Agreement also includes provisions on reimbursement of relocation expenses for Mr. Michel, providing for payment of certain expenses related to shopping for and purchasing a new home, moving to the Seattle area and temporary living expenses for working in Seattle during the period prior to such move. These expenses are capped at $179,000. If Mr. Michel voluntarily leaves his employment with the Company or is terminated for cause within two years of the effective date, all such relocation expenses are subject to a pro rata repayment based on the number of whole months remaining before the second anniversary of the effective date, divided by 24.

In the event of an involuntary termination without Cause or a resignation for Good Reason unrelated to a Change in Control, HomeStreet would provide Mr. Michel severance benefits equal to two times Mr. Michel’s then-current salary plus two times the greater of his then-current target performance incentive bonus or the performance incentive bonus he received in the previous year. For any termination without Cause or for Good Reason as described above, HomeStreet would also pay the cost of COBRA continuation of health insurance for Mr. Michel and his dependents for eighteen months, and all unvested stock options and other equity grants would vest. To receive any of these severance and other benefits following termination of employment, Mr. Michel would be required to sign a comprehensive release within 60 days of such termination. The Employment Agreement includes restrictions on Mr. Michel during and after his employment with respect to soliciting HomeStreet customers and employees and maintaining the confidentiality of its information.

In the event any payment or benefits to be provided to Mr. Michel under the Employment Agreement would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”), as amended, Mr. Michel would be entitled to receive the greater of (a) the full amount of such payment or benefit, taking into account the amount that would actually be received by Mr. Michel after application of all taxes and the excise tax imposed by Section 4999 of the Code, or (b) an amount reduced to the minimum extent necessary to avoid such payment or benefit being a “parachute payment”.

As part of the Employment Agreement, the Company and Mr. Michel entered into an Executive Change in Control Agreement, which provides that in the event that his employment is terminated following a Change in Control (as defined in the agreement) by HomeStreet (or its successor) without Cause (as defined in the agreement) or by Mr. Michel for Good Reason (as defined in the agreement), Mr. Michel will receive severance benefits equal to two times Mr. Michel’s then-current salary plus two times the greater of his then-current target performance incentive bonus or the performance incentive bonus he received in the previous year, as well as the immediate vesting of all unvested equity awards then outstanding. The foregoing description is qualified in its entirety by the full text of the Executive Change in Control Agreement included as Exhibit B to the Employment Agreement, filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Securities and Exchange Commission on May 11, 2020, and is incorporated by reference herein.

In connection with his appointment, Mr. Michel entered into the Company’s standard form of indemnification agreement for its executive officers, which requires the Company to, among other things, indemnify its executive officers against liabilities that may arise by reason of their status or service. The agreement also requires the Company to advance all expenses incurred by executive officers in investigating or defending any action, suit or proceeding. The foregoing description is qualified in its entirety by the full text of the Company’s standard form of indemnification agreement for executive officers, which was filed as Exhibit 10.18 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on May 19, 2011 and is incorporated by reference herein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2020

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary